Exhibit 4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-58084) pertaining to 20,342,770 Common Shares; (Form S-8
No. 33-37398) pertaining to the 1987 Stock Option Plan and (Form S-8 Nos. 33-58082 and 33-90928) pertaining to the 1992 Stock Option Plan with respect to 1,500,000 Common Shares of Amnex, Inc. of our report dated November 20, 1995, with respect to the financial statements of Crescent Communications, Inc. included in Amnex, Inc.'s Form 8-K dated October 4, 1995, as amended, filed with the Securities and Exchange Commission.



                                                      ERNST & YOUNG LLP

New York, New York
November 4, 1996